SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Check the appropriate box:

|X|  Preliminary information statement   |_|   Confidential, for use of the Commission
                                               only (as permitted by Rule 14c-5(d)(2))
|_|  Definitive information statement

                               Vital Living, Inc.
                            _______________________
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

         |X| No fee required.

         |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

             N/A

         (2) Aggregate number of securities to which transactions applies:

             N/A

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

             N/A

         (4) Proposed maximum aggregate value of transaction:

             N/A

         (5) Total fee paid:

             N/A

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

             ___________________________________________________________________

         (2) Form, Schedule or Registration Statement No.:

             __________________________________________________________________

         (3) Filing Party:

             __________________________________________________________________

         (4) Date Filed:

             __________________________________________________________________

                               VITAL LIVING, INC.
                             5080 North 40th Street
                                    Suite 105
                             Phoenix, Arizona 85018

To the Holders of Common Stock of
Vital Living, Inc.

     Vital Living, Inc., a Nevada corporation ("Company"), has obtained written consents from stockholders owning a majority of the voting securities of the Company as of December 19, 2003, approving a change in the capitalization of the Company to authorize to increase the authorized common stock, $.001 par value ("Common Stock"), from 100,000,000 shares of common stock to 150,000,000 shares of common stock. Details of the capitalization change and other important information are set forth in the accompanying Information Statement. The Board of Directors of the Company unanimously approved the capitalization change on December 3, 2003. Under Section 78.320 of the corporate law of the State of Nevada, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize the action at a meeting. No other vote or stockholder action is required. You are hereby being provided with notice of the approval of the capitalization change by less than unanimous written consent of the stockholders of the Company.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



                                       By Order of the Board of Directors



                                       Stuart A. Benson,
                                       President

Phoenix, Arizona
January ___, 2004

                               VITAL LIVING, INC.

                   -------------------------------------------

                              INFORMATION STATEMENT

                   -------------------------------------------

                CONCERNING CORPORATE ACTION AUTHORIZED BY WRITTEN
                    CONSENT OF STOCKHOLDERS OWNING A MAJORITY
               OF SHARES OF CAPITAL STOCK ENTITLED TO VOTE THEREON

                   -------------------------------------------

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

                   -------------------------------------------

     This Information Statement is being furnished to the stockholders of Vital Living, Inc., a Nevada corporation ("Company"), to advise them of the corporate action described herein, which has been authorized by written consents of stockholders owning a majority of the outstanding voting securities of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the corporate law of the State of Nevada ("NGCL").

     The Company's Board of Directors ("Board") announced that the close of business on December 19, 2003 was the record date ("Record Date") for the determination of stockholders entitled to notice about the proposal authorizing the change in the capitalization to increase the number of authorized shares of common stock, par value $.001 per share, from 100,000,000 to 150,000,000 ("Capital Change").

     On December 3, 2003, the Board approved the Capital Change and authorized the Company's officers to obtain written consents from the holders of a majority of the outstanding voting securities of the Company to approve the Capital Change. Under Section 78.320 of the NGCL, any action required or permitted by the NGCL to be taken at an annual or special meeting of stockholders of a Nevada corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having at least a majority of the voting power that would be necessary to authorize or take such action at a meeting. Prompt notice of the approval of the Capital Change must be given to those stockholders who have not consented in writing to the action and who, if the action had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

     On December 19, 2003, stockholders who are the owners of record of 30,711,922 shares of the Company's common stock, representing approximately 51.6% of the outstanding voting securities of the Company, executed and delivered to the Company written consents authorizing and approving the Capital Change. Accordingly, no vote or further action of the stockholders of the Company is required to approve the Capital Change. You are hereby being provided with notice of the approval of the Capital Change by less than unanimous written consent of the stockholders of the Company.

     The executive offices of the Company are located at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018, and its telephone number is (602) 952-9909.

     This information statement is first being mailed to stockholders on or about January __, 2004 and is being furnished for informational purposes only.




                                VOTING SECURITIES

     As of the Record Date, the Company had issued and outstanding 58,186,120 shares of Common Stock and 1,000,000 shares of Series D Preferred Stock. Each holder of a share of Series D Preferred Stock is entitled to that number of votes equal to the number of shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted on the Record Date. Each share of Series D Preferred Stock is currently convertible into one share of Common Stock. The Series D Preferred Stock vote together with the holders of the Common Stock as a single class, except as to matters which applicable law or the Company's Amended and Restated Articles of Incorporation require a separate vote. The action taken by this information statement is not one that calls for a separate vote by the Series D Preferred Stock. Therefore, the total number of shares eligible to vote on the Capital Change is 59,186,120. The consent of the holders of a majority of all of the Company's outstanding voting stock was necessary to authorize the Capital Change.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and accompanying footnotes set forth certain information as of the Record Date with respect to the stock ownership of (i) those persons known to the Company to beneficially own more than 5% of the Company's common stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) all directors and executive officers of the Company as a group. The foregoing list adds up to more than 100% because certain individuals or groups participate in more than one category or group and therefore are included multiple times for the purposes of illustration only.


Name and Address                                           Amount and Nature of                 Percentage
of Beneficial Owner(1)                                   Beneficial Ownership(2)          Beneficially Owned(3)
----------------------                                   -----------------------          ---------------------

SkyePharma PLC(4)                                             17,204,548(5)                      28.12%

Stephen Morris (6)                                             8,890,575(7)                      15.01%

Fifth Avenue Capital, Inc. (8)                                 8,860,575(9)                      14.97%

Stephen Songsheng Chen(10)                                     5,261,663(11)                      8.18%

Periscope Partners, L.P.(12)                                   5,026,666(13)                      7.83%

                                       2


Martin J. Gerst                                                3,238,050(14)                      5.43%

Stuart A. Benson                                               6,345,000(15)                      9.69%

Bradley D. Edson                                               4,808,050(16)                      8.12%

Donald C. Hannah                                                 841,900(17)                      1.42%

Leslie C. Quick, III                                             607,830(18)                          *

Robert J. Eide                                                   519,400(19)                          *

Carson E. Beadle                                                 102,000(20)                          *

David Allen                                                       75,000(20)                          *

Marcus Feder                                                          0                               0%

MAF Voting Group(21)                                          9,802,907 (22)                      15.80%

ENI Voting Group(23)                                          37,860,073(24)                      56.03%

All officers and directors as a group (8                      13,299,180(25)                      20.23%
individuals)

-------------------

*        Less than l%.


(1) Unless otherwise noted, the address of each person is care of Vital Living, Inc., 5040 North 40th Street, Suite 105, Phoenix, Arizona.

(2) Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. The information concerning the stockholders is based upon numbers reported by the owner in documents publicly filed with the SEC, publicly available information or information made known to us.

(3) Based on 59,186,120 shares of voting stock which includes 58,186,120 shares of common stock outstanding as of the date hereof and assumes the conversion of 1,000,000 shares of Series D Preferred Stock outstanding as of the date hereof into a like number of shares of common stock which vote on an as-converted basis with the common stock.

(4)  The business address of SkyePharma is 105 Piccadilly,  London,  England W1J
     7NJ.

(5) Represents (i) 14,204,548 shares of common stock, (ii) 1,000,000 shares of common stock currently issuable upon conversion of 1,000,000 shares of Series D Preferred Stock, (iii) 1,000,000 shares of common stock currently issuable upon conversion of 12% senior secured convertible notes and (iv) 1,000,000 shares of common stock currently issuable upon exercise of warrants issued in connection with the issuance of the 12% notes. Does not include (i) 200,000 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock and (ii) shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 23. The foregoing information was derived from an Amendment to
     Schedule 13D/A filed with the SEC on December 19, 2003.

(6) Mr. Morris's principal address is 8 the Meadows, Camps Bay, Cape Town, South Africa.

(7) Represents 8,860,575 shares of common stock held by Fifth Avenue Capital, Inc., of which Mr. Morris is the president and sole director, and 30,000 shares of common stock issuable upon exercise of presently exercisable options held by Mr. Morris. Does not include shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 23.

(8) The business address of Fifth Avenue Capital is Suite 1601-1603, Kinwick Centre, 32 Hollywood Rd., Central Hong Kong.

(9) Does not include shares of common stock held by the other members of the "ENI Voting Group" described below in footnote 23. The foregoing information was derived from an Amendment to Schedule 13D filed with the SEC on September 3, 2003.

(10) Mr. Chen's address is 2099 Strathshire Hall Lane, Powell, Ohio 43065.

(11) Includes (i) 187,500 shares of common stock held directly, (ii) 1,123,003 shares of common stock issuable upon conversion of 1,123,003 shares of immediately convertible shares of Series A Preferred Stock, (iii) 229,160 shares of common stock issuable upon exercise of options which are immediately exercisable or will become exercisable within the next 60 days,
     (iv) 722,000 shares of common stock issuable upon exercise of immediately exercisable warrants and (v) 3,000,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Strong International, Inc. ("Strong"), of which Mr. Chen is the majority shareholder. Does not include (i) 33,340 shares of common stock issuable upon exercise of options held by Mr. Chen that are not currently exercisable and will not become exercisable within the next 60 days, (ii) 224,601 shares of common stock issuable upon exercise of Series A Warrants to be issued upon conversion of the Series A Preferred Stock and (iii) 1,500,000 shares of common stock issuable upon conversion of Series B Preferred Stock and Series C Preferred Stock held by Strong which are not currently convertible and will not become convertible within the next 60 days.

(12) The business address of Periscope Partners is 1600 Flatrock Road, Penn Valley, PA 19072

(13) Represents (i) 4,013,333 shares of common stock issuable upon exercise of immediately exercisable warrants and (ii) 1,013,333 shares of common stock issuable upon conversion of senior secured convertible notes. Does not include 202,670 shares of common stock which may be issued if we determine to pay a portion of the interest owed on the senior secured convertible notes in shares of our common stock.


(14) Includes 500,000 shares of common stock issuable upon exercise of immediately exercisable warrants. Does not include shares of common stock held by the other members of the "MAF Voting Group" described below in footnote 21.


(15) Includes 6,310,000 shares of common stock issuable upon exercise of immediately exercisable warrants held by Mr. Benson. Mr. Benson has agreed with the Company that he will not exercise these warrants until an amendment to the Company's Amended and Restated Articles of Incorporation has been filed with the Secretary of State of the State of Nevada increasing the Company's number of authorized shares of common stock from 100,000,000 shares to 150,000,000 shares. Does not include shares of common stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 21 and 23.

(16) Does not include shares of common stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 21 and 23.

(17) Includes (i) 105,000 shares of restricted stock Mr. Hannah received as a director, 60,000 shares of which are still subject to divestiture and (ii) 230,000 shares of common stock issuable upon conversion of 230,000 shares of immediately convertible shares of Series A Preferred Stock. Does not include (i) 25,000 shares of Series A Preferred Stock owned by Mr. Hannah's son, (ii) 46,000 shares of common stock issuable upon exercise of Series A Warrants to be issued upon conversion of the Series A Preferred Stock and
     (iii) shares of Common Stock held by the other members of the "MAF Voting Group" and "ENI Voting Group" described below in footnotes 21 and 23.

(18) Includes (i) 100,000 shares of common stock issuable upon exercise of Series B Warrants, (ii) 100,000 shares of common stock issuable upon exercise of Series C Warrants and (iii) 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to disvestiture. Does not include the shares of common stock held by the other members of the "MAF Voting Group" described below in footnote 21.

(19) Includes 105,000 shares of restricted stock received as a director, 60,000 shares of which are still subject to divestiture. Also includes 200,000 shares of common stock held by Aegis Capital Corp., of which Mr. Eide is a principal and the president and chief executive officer, and 72,400 shares of common stock issuable upon exercise of immediately exercisable warrants held by Aegis Capital.

(20) Includes 75,000 shares of restricted stock received as a director, 50,000 shares of which are still subject to disvestiture.

(21) The MAF Voting Group consists of Bradley D. Edson, Stuart Benson, Martin Gerst, Donald C. Hannah, William Coppel, Kenneth Martin, Phil Maffetone, Leslie Quick, Thomas Quick and Vital Living, each of whom is a party to, and has agreed to vote their shares in accordance with, the MAF Voting Agreement described above. Pursuant to the Settlement Agreement, dated June 25, 2003, between the Company and Mr. Coppel, Mr. Coppel has assigned the right to vote his shares under this agreement to Brad Edson and Stuart
     Benson through June 25, 2004. Each of the members of this group shares voting power with respect to the shares of common stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(22) Includes 2,840,000 shares of Common Stock issuable upon exercise of presently exercisable options or warrants.

(23) The ENI Voting Group consists of Skye, Fifth Avenue Capital, Inc., Stephen Morris, Brad Edson, Stuart Benson and Don Hannah, each of whom is a party to, and has agreed to vote their shares in accordance with, the ENI Voting Agreement described above. Each of the members of this group shares voting power with respect to the shares of Common Stock held by each of the members. The number of shares set forth in the table includes the shares held by each member.

(24) Includes 9,340,000 shares of common stock issuable upon exercise or conversion of presently exercisable or convertible options, warrants, Series D Preferred Stock or senior secured convertible notes.

(25) Includes and excludes securities as described in footnotes 15, 16, 17, 18, 19 and 20 above.

                                 CAPITAL CHANGE

     On December 3, 2003, 2003, the Board authorized an amendment to Section 1 of Article VI of the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares of common stock to 150,000,000 shares of common stock, as a result of which the total capitalization will be 200,000,000 shares of capital stock, of which 150,000,000 shares will be designated common stock and 50,000,000 shares will be designated preferred Stock. On December 19, 2003, stockholders holding an aggregate of 30,511,922 shares of common stock and Series D Preferred Stock, representing approximately 51.6% of the outstanding voting securities of the Company on the Record Date, executed and delivered to the Company written consents authorizing and approving the Capital Change.

     As of the Record Date, the Company has outstanding 58,186,120 shares of common stock and options, warrants and senior secured convertible notes exercisable or convertible into a total of 41,733,753 shares of common stock for a total of 99,919,873 shares of common stock out of a possible 100,000,000 shares authorized. The authorization of additional shares of common stock will enable the Company to meet its current obligations, including those under its various employee benefit plans, and issue securities convertible, exercisable or exchangeable for common stock in the future. Further, the authorization of additional shares will enable the Board of Directors to have the flexibility to authorize the issuance of shares of common stock in the future for financing the Company's business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. Although the Company reviews various transactions that could result in the issuance of common stock from time to time, the Company currently has no agreements or plans to issue any shares of common stock in connection with any acquisition of other business, including by way of an asset purchase or merger, combination or consolidation or for forming any partnerships or alliances.

     The common stock does not have any pre-emptive rights by law. None of the rights of the common stock are being changed and therefore the rights of the stockholders will remain unchanged. Stockholders will not be required to exchange outstanding stock certificates for new certificates in connection with the Capital Change.




                              AVAILABLE INFORMATION

     Please read all the sections of the Information Statement carefully. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these materials may be obtained from the SEC's website at http://www.sec.gov.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The following documents, which are on file with the Commission are incorporated in this Information Statement by reference and made a part hereof:

     (i) Annual Report on Form 10-KSB, as amended, for the fiscal year ended December 31, 2002;

     (ii) Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

     (iii)Current Report on Form 8-K, dated June 25, 2003 and filed with the Commission on July 2, 2003;

     (iv) Current Report on Form 8-K, dated July 2, 2003 and filed with the Commission on July 16, 2003, as amended by Current Report on Form 8-K/A, dated August 29, 2003 and filed with the Commission on September 2, 2003;

     (v) Current Report on Form 8-K, dated August 21, 2003 and filed with the Commission on September 8, 2003, as amended by Current Report on Form 8-K/A filed with the Commission on November 3, 2003;

     (vi) Current Report on Form 8-K, dated October 14, 2003 and filed with the Commission on October 29, 2003, as amended by Current Report on Form 8-K/A filed with the Commission on December 5, 2003; and

     (vii)Current Report on Form 8-K, dated December 15, 2003 and filed with the Commission on December 19, 2003.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the Record Date shall be deemed to be incorporated by reference in this Information Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Information Statement and filed with the Commission prior to the date of this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

     The Company will provide without charge to each person to whom this Information Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to the Company at 5080 North 40th Street, Suite 105, Phoenix, Arizona 85018, Attention: Investor Relations (telephone number: (602) 952-9909).

VITAL LIVING, INC.



Phoenix, Arizona
January __, 2004

                                                                       EXHIBIT A
                                                                      ----------
                            CERTIFICATE OF AMENDMENT

                                       OF

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION
                            (After Issuance of Stock)

                                       OF

                               VITAL LIVING, INC.


     The undersigned, being the President and Secretary of Vital Living, Inc., a Nevada corporation ("Company"), hereby certifies that by consent of the Board of Directors and written consent of the stockholders of the corporation representing 51.6% of the issued and outstanding voting securities of the Company, this certificate of amendment of the amended and restated articles of incorporation has been approved and adopted and that it shall be filed upon the discretion of the officers of this corporation.

     The undersigned further certifies that Article VI of the Amended and Restated Articles of Incorporation herein is amended as follows:

     Article VI is hereby amended to read:

          "Section 1. Authorized Shares. The total number of shares which this corporation is authorized to issue is 150,000,000 shares of Common Stock of $.001 par value and 50,000,000 shares of Preferred Stock of $.001 par value. The authority of the Corporation to issue non-voting convertible and/or non-convertible preferred shares together with any additional classes of shares may be limited by resolution of the Board of Directors of the Corporation. Preferred shares and additional classes of shares may be issued from time to time as the Board of Directors may determine in their sole judgment and without the necessity of action by the holders of the Shares."


     The undersigned hereby certifies that he has on this __th day of January, 2004 executed this Certificate Amending the Amended and Restated Articles of Incorporation heretofore filed with the Secretary of Nevada.


                                     ------------------------------------------
                                     Stuart A. Benson, President and Secretary